Exhibit 99.1

Date:	May 31, 2005
Contact:	Steve Wells, Los Alamos National Bank President, 505-662-5171

For Immediate Release

Trinity Capital Corporation
Announces Results of Annual Meeting and

Certain Operating Results in the Current Year

LOS ALAMOS, NEW MEXICO, MAY 26, 2005 — Trinity Capital Corporation (“Trinity”), the holding company for Los Alamos National Bank (“LANB”) and Title Guaranty & Insurance Company (“Title Guaranty”), held its annual meeting of shareholders on May 26, 2005. All of the nominees for director and all proposals were approved by a vote of 71% or greater of the shareholders.  The following individuals were elected to continue to serve as directors of Trinity: Jerry Kindsfather, Steve W. Wells, and Robert P. Worcester for a term expiring in 2008. The shareholders also approved the Trinity Capital Corporation 2005 Stock Incentive Plan and the Trinity Capital Corporation 2005 Deferred Income Plan as presented in Trinity’s 2005 Proxy Statement. Additionally, the shareholders ratified the selection of Neff & Ricci, LLP to serve as Trinity’s independent public accounting firm for the year ending December 31, 2005.

In addition to the business of the Annual Meeting, William C. Enloe, President and Chief Executive Officer of Trinity, and Steve W. Wells, Secretary of Trinity and President of LANB, discussed Trinity’s performance for the year ended December 31, 2004 and certain operating results in the current year.  Mr. Enloe stated that, as of April 30, 2005, Trinity’s unaudited net income was $3.5 million which is $290 thousand over the $3.2 million in unaudited net income as of April 30, 2004.  Mr. Enloe stated that he hoped return on average assets would increase to 1.06 by December 31, 2005 from 1.01 as of December 31, 2004.  Mr. Enloe also discussed the drop in earnings per share from $1.90 in the year ended December 31, 2003 to $1.52 in the year ended December 31, 2004, resultant from the expected drop in mortgage loan income and the additional expense and overhead associated with opening the second Santa Fe office.  Mr. Wells discussed the success of LANB’s second Santa Fe office, describing the 24,000 square foot facility complete with underground parking and a four lane drive-up facility, which has grown to over $50 million in deposits since its opening in August of 2004. A copy of the Power Point presentation presented at the Annual Shareholder Meeting can be found on Trinity’s website (www.lanb.com/tcc).

Trinity is a bank holding company with approximately 271 employees. LANB celebrated its 40th anniversary of operation in 2003. LANB offers a full range of financial services at its main office in Los Alamos, an office in White Rock, and two offices in Santa Fe. LANB also operates a network of 27 automatic teller machines throughout Northern New Mexico.  Title Guaranty & Insurance Company offers its services from its offices in Los Alamos and Santa Fe.

This document contains, and future oral and written statements of Trinity and its management may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance and business of Trinity.  Forward-looking statements, which may be based upon beliefs, expectations and assumptions of Trinity’s management and on information currently available to management, are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “intend,” “estimate,” “may,” “will,” “would,” “could,” “should,” or other similar expressions.  Additionally, all statements in this document, including forward-looking statements, speak only as of the date they are made, and Trinity undertakes no obligation to update any statement in light of new information or future events.  These risks are uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements.  Additional information concerning Trinity and its business, including additional factors that could materially affect Trinity’s financial results, is included in Trinity’s filings with the Securities and Exchange Commission.